Exhibit 10.70

Loan Agreement

The Loan Agreement (the “Agreement”) is entered into as of January 15th, 2018 between the following two parties:

(1) ZLI Holdings Limited (the “Lender”)

(2) Law Anhou Insurance Agency Co., Ltd. (the “Borrower”)

The Lender and the Borrower will each be referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, the Borrower wishes to borrow a loan from the Lender for its operations and the Lender agrees to provide such loan to the Borrower for such specified purpose.

NOW THEREFORE, the Parties agree as follows:

1.	The Lender agrees to provide the loan at amount USD 595,000 (the “Loan”) to the Borrower and agrees to proceed such Loan to the Borrower within 30 days of the effective date of this Agreement.

2.	Term for the Loan shall be from January 15th, 2018 to January 14th, 2021(the “Term”) which may be extended successive 1 year in the event the Lender does not ask the Borrower to repay the principal amount of the Loan at the end of Term.

3.	The principal amount of the Loan shall be paid in one lump sum or in installments before the Term.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first hereinabove set forth.

Lender: ZLI Holdings Limited (seal)

Borrower: Law Anhou Insurance Agency Co., Ltd. (seal)

Date: January 15th, 2018